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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, no par value, of Pride International, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 29th day of December, 1997.

                                        GIALOS B.V.



                                        By   /s/ YVES BENOIT
                                           -------------------------------------
                                           Yves Benoit
                                           Managing Director

                                        SOLETANCHE S.A.



                                        By   /s/ JEAN-PIERRE LAMOURE
                                           -------------------------------------
                                           Jean-Pierre Lamoure
                                           President